EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registration statement on Form S-1 of Cape Cod
Aquaculture Corp. (A Development Stage Company), of our report dated June 11, 2008 on our audit of the financial statements of Cape Cod Aquaculture Corp. (A Development Stage Company) as of April 30, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended April 30, 2008 and from inception on January 30, 2008 through April 30, 2008, and the reference to us under the caption "Experts."



/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
July 14, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                         (702)253-7499 Fax (702)253-7501
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